UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

November 27, 2018

(Date of earliest event reported)

Commission file number 1-7810

Energen Corporation

(Exact name of registrant as specified in its charter)

Alabama	63-0757759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Richard Arrington Jr. Boulevard North,
Birmingham, Alabama	35203-2707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(205) 326-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of the shareholders of Energen Corporation (“Energen”) was held on November 27, 2018. The special meeting was held in order to vote upon the proposals set forth in the definitive joint proxy statement of Energen and Diamondback Energy, Inc. (“Diamondback”), filed with the U.S. Securities and Exchange Commission on October 25, 2018 (the “Proxy Statement”), to (1) approve the Agreement and Plan of Merger, dated as August 14, 2018 (the “Merger Agreement”), by and among Diamondback, Sidewinder Merger Sub Inc., a wholly owned subsidiary of Diamondback (“Merger Sub”), and Energen (the “Merger Proposal”), pursuant to which Merger Sub will merge with and into Energen (the “Merger”) and (2) approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Energen’s named executive officers that is based on or otherwise relates to the Merger contemplated by the Merger Agreement (the “Non-Binding Compensation Advisory Proposal”).

At the special meeting, the Merger Proposal was approved by the affirmative vote of two-thirds of the outstanding shares of Energen’s common stock entitled to vote on the proposal. The Non-Binding Compensation Advisory Proposal was approved, on an advisory basis, by the affirmative vote of a majority of the shares of Energen’s common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. Abstentions had the same effect as a vote against the Merger Proposal and the Non-Binding Compensation Advisory Proposal. Broker non-votes or failure to submit a proxy or vote in person at the special meeting had the same effect as a vote “against” the Merger Proposal and no effect on the Non-Binding Compensation Advisory Proposal.

As of the close of business on October 19, 2018, the record date for the special meeting, there were 97,527,659 shares of Energen’s common stock outstanding and entitled to vote. 79,597,863 shares of Energen’s common stock were represented in person or by proxy at the special meeting, which constituted a quorum to conduct business at the meeting. The following are the final voting results on proposals considered and voted upon at the special meeting, each of which is more fully described in the Proxy Statement.

1.	Merger Proposal: The number of shares voted for or against, as well as abstentions and broker non-votes, if applicable, with respect to the Merger Proposal presented at the special meeting was:

For	79,175,091
Against	227,689
Abstain	195,083
Broker non-votes	0

2.

Non-Binding Compensation Advisory Proposal: The number of shares voted for or against, as well as abstentions and broker non-votes, if applicable, with respect to the Non-Binding Compensation Advisory Proposal presented at the special meeting was:

For	60,726,415
Against	18,469,517
Abstain	401,931
Broker non-votes	0

Item 8.01	Other Events

On November 27, 2018, Energen and Diamondback issued a joint press release announcing the results of their respective special meetings held on November 27, 2018. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The approval of the Merger Proposal satisfies one of the final conditions to the closing of the Merger as set forth in the Merger Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

99.1	Joint press release, dated as of November 27, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

November 27 , 2018	By	/s/ John K. Molen
John K. Molen
Vice President, General Counsel and Secretary of Energen Corporation